Exhibit 99.1

Vroom Announces Fourth Quarter and Full Year 2022 Results

Significant Sequential Cost Reductions and Continued Progress on Long-Term Roadmap

NEW YORK – February 28, 2023 – Vroom, Inc. (Nasdaq:VRM), a leading ecommerce platform for buying and selling used vehicles, today announced financial results for the fourth quarter and fiscal year ended December 31, 2022.

HIGHLIGHTS OF FOURTH QUARTER 2022 VERSUS THIRD QUARTER 2022

•
Ecommerce gross profit per unit of $1,233 as compared to $4,206
•
SG&A expenses of $90.8 million as compared to $134.6 million
•
Net income of $24.8 million as compared to net loss of $(51.1) million
•
Adjusted EBITDA of $(70.9) million as compared to $(73.3) million
•
Adjusted EBITDA excluding securitization gain and non-recurring costs of $(70.5) million as compared to $(73.5) million

HIGHLIGHTS OF FISCAL YEAR 2022(1) VERSUS FISCAL YEAR 2021

•
Ecommerce gross profit per unit of $2,545 compared to $2,206
•
SG&A expenses of $566.4 million compared to $547.8 million
•
Net loss of $(451.9) million compared to $(370.9) million
•
Adjusted EBITDA of $(337.2) million compared to $(340.2) million
•
Adjusted EBITDA excluding securitization gain and non-recurring costs of $(357.4) million compared to $(340.2) million

(1) Fiscal year 2022 includes UACC's results of operations starting on February 1, 2022.

Tom Shortt, Chief Executive Officer of Vroom, said, “In the fourth quarter we continued to make progress on our three key objectives and four strategic initiatives. We significantly reduced operating expenses quarter over quarter and continued to improve our operations and customer experience. We improved our titling process enabling us to end the year with 87% of units available for sale or pending sale versus 52% at the end of Q3, however it also increased the age of our inventory available for sale and inventory sold.

Gross profit per unit declined from $4,206 in Q3 to $1,233 in Q4 primarily due to three items. The decline quarter over quarter was impacted primarily by three items. First, the percentage of sales from aged units increased 5X from Q3 to Q4; 36% of our units sold during the 4th quarter were aged units we’ve held >270 days. Second, increased industry wide market depreciation. Third, higher inventory reserves primarily driven by recent electric unit OEM price decreases.

During 2022 we strategically slowed down the business while we improved our customer experience and processes across titling and registration, pricing, marketing, reconditioning and logistics, and began to insource our sales function from our primary third-party resource. During 2023, we expect to resume growth, sell through aged vehicles, improve variable cost per unit and reduce fixed costs.”

Bob Krakowiak, Vroom’s Chief Financial Officer, commented, “During the fourth quarter we further maximized liquidity and strengthened our balance sheet by repurchasing $198 million of our convertible notes and unlocking $70 million of cash-in-inventory and restricted cash. Combined with earlier note repurchases, we repurchased $254 million of our convertible notes throughout 2022. During 2023, we will continue to pursue opportunities to enhance our liquidity.”

FOURTH QUARTER 2022 FINANCIAL DISCUSSION

All financial comparisons for the fourth quarter are on a year-over-year basis unless otherwise noted.

Ecommerce Results

	Three Months Ended December 31,				Year Ended December 31,
	2022	2021	Change	% Change	2022	2021	Change	% Change
	(in thousands, except unit data and average days to sale)				(in thousands, except unit data and average days to sale)
Ecommerce units sold	4,144	21,243	(17,099)	(80.5)%	39,278	74,698	(35,420)	(47.4)%
Ecommerce revenue:
Vehicle revenue	$131,069	$715,874	$(584,805)	(81.7)%	$1,304,797	$2,360,368	$(1,055,571)	(44.7)%
Product revenue	10,689	22,846	(12,157)	(53.2)%	59,398	82,001	(22,603)	(27.6)%
Total ecommerce revenue	$141,758	$738,720	$(596,962)	(80.8)%	$1,364,195	$2,442,369	$(1,078,174)	(44.1)%
Ecommerce gross profit:
Vehicle gross profit	$(5,579)	$10,042	$(15,621)	(155.6)%	$40,575	$82,745	$(42,170)	(51.0)%
Product gross profit	10,689	22,846	(12,157)	(53.2)%	59,398	82,001	(22,603)	(27.6)%
Total ecommerce gross profit	$5,110	$32,888	$(27,778)	(84.5)%	$99,973	$164,746	$(64,773)	(39.3)%
Average vehicle selling price per ecommerce unit	$31,629	$33,699	$(2,070)	(6.1)%	$33,220	$31,599	$1,621	5.1%
Gross profit per ecommerce unit:
Vehicle gross profit per ecommerce unit	$(1,346)	$473	$(1,819)	(384.6)%	$1,033	$1,108	$(75)	(6.8)%
Product gross profit per ecommerce unit	2,579	1,075	1,504	139.9%	1,512	1,098	414	37.7%
Total gross profit per ecommerce unit	$1,233	$1,548	$(315)	(20.3)%	$2,545	$2,206	$339	15.4%
Ecommerce average days to sale	244	76	168	221.1%	131	74	57	77.2%

Results by Segment

	Three Months Ended December 31,				Year Ended December 31,
	2022	2021(1)	Change	% Change	2022	2021(1)	Change	% Change

	(in thousands, except unit data)				(in thousands, except unit data)
Units:
Ecommerce	4,144	21,243	(17,099)	(80.5)%	39,278	74,698	(35,420)	(47.4)%
Wholesale	1,768	8,742	(6,974)	(79.8)%	20,876	37,163	(16,287)	(43.8)%
All Other (2)	350	2,105	(1,755)	(83.4)%	3,758	7,212	(3,454)	(47.9)%
Total units	6,262	32,090	(25,828)	(80.5)%	63,912	119,073	(55,161)	(46.3)%

Revenue:
Ecommerce	$141,758	$738,720	$(596,962)	(80.8)%	$1,364,195	$2,442,369	$(1,078,174)	(44.1)%
Wholesale	23,039	121,543	(98,504)	(81.0)%	293,528	498,981	(205,453)	(41.2)%
Retail Financing (3)	32,537	—	32,537	100.0%	152,542	—	152,542	100.0%
All Other (4)	12,015	74,228	(62,213)	(83.8)%	138,636	242,905	(104,269)	(42.9)%
Total revenue	$209,349	$934,491	$(725,142)	(77.6)%	$1,948,901	$3,184,255	$(1,235,354)	(38.8)%
Gross profit (loss):
Ecommerce	$5,110	$32,888	$(27,778)	(84.5)%	$99,973	$164,746	$(64,773)	(39.3)%
Wholesale	(4,359)	7,783	(12,142)	(156.0)%	(10,620)	18,120	(28,740)	(158.6)%
Retail Financing (3)	28,744	—	28,744	100.0%	138,381	—	138,381	100.0%
All Other (4)	(36)	4,035	(4,071)	(100.9)%	17,053	19,233	(2,180)	(11.3)%
Total gross profit	$29,459	$44,706	$(15,247)	(34.1)%	$244,787	$202,099	$42,688	21.1%
Gross profit (loss) per unit (5):
Ecommerce	$1,233	$1,548	$(315)	(20.3)%	$2,545	$2,206	$339	15.4%
Wholesale	$(2,465)	$890	$(3,355)	(377.0)%	$(509)	$488	$(997)	(204.3)%

(1)
In the second quarter of 2022, we reevaluated our reporting segments based on relative revenue and gross profit and significance in our long term strategy. As a result of that analysis, we determined to no longer report TDA as a separate operating segment. As of June 30, 2022, we are organized into three reportable segments: Ecommerce, Wholesale, and Retail Financing. We reclassified TDA revenue and TDA gross profit from the TDA reportable segment to the “All Other” category to conform to current year presentation.
(2)
All Other units consist of retail sales of used vehicles from TDA.
(3)
The Retail Financing segment represents UACC’s operations with its network of third-party dealership customers as of the closing of the UACC acquisition in February 2022.
(4)
All Other revenues and gross profit consist of retail sales of used vehicles from TDA and fees earned on sales of value-added products associated with those vehicles sales and the CarStory business.
(5)
Gross profit per unit metrics exclude the Retail Financing gross profit and All Other gross profit.

SG&A

	Three Months Ended December 31,				Year Ended December 31,
	2022	2021	Change	% Change	2022	2021	Change	% Change

	(in thousands)				(in thousands)
Compensation & benefits	$52,043	$59,332	$(7,289)	(12.3)%	$251,153	$204,913	$46,240	22.6%
Marketing expense	9,852	37,214	(27,362)	(73.5)%	79,670	125,481	(45,811)	(36.5)%
Outbound logistics	(902)	27,800	(28,702)	(103.2)%	39,023	85,788	(46,765)	(54.5)%
Occupancy and related costs	5,955	4,849	1,106	22.8%	23,363	17,448	5,915	33.9%
Professional fees	6,870	8,435	(1,565)	(18.6)%	33,455	24,386	9,069	37.2%
Software and IT costs	11,164	8,383	2,781	33.2%	44,570	27,749	16,821	60.6%
Other	5,778	20,328	(14,550)	(71.6)%	95,153	62,058	33,095	53.3%
Total selling, general & administrative expenses	$90,760	$166,341	$(75,581)	(45.4)%	$566,387	$547,823	$18,564	3.4%

Non-GAAP Financial Measures

In addition to our results determined in accordance with U.S. GAAP, we believe the following non-GAAP financial measures are useful in evaluating our operating performance:

•
EBITDA;
•
Adjusted EBITDA;
•
Adjusted EBITDA excluding non-recurring costs to address operational and customer experience issues;
•
Adjusted EBITDA excluding securitization gain;
•
Adjusted EBITDA excluding securitization gain and non-recurring costs to address operational and customer experience issues;

These non-GAAP financial measures have limitations as analytical tools in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with U.S. GAAP. Because of these limitations, these non-GAAP financial measures should be considered along with other operating and financial performance measures presented in accordance with U.S. GAAP. The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with U.S. GAAP. We have reconciled all non-GAAP financial measures with the most directly comparable U.S. GAAP financial measures.

EBITDA, Adjusted EBITDA, Adjusted EBITDA excluding non-recurring costs to address operational and customer experience issues, Adjusted EBITDA excluding securitization gain, and Adjusted EBITDA excluding securitization gain and non-recurring costs to address operational and customer experience issues are supplemental performance measures that our management uses to assess our operating performance and the operating leverage in our business. Because each of these non-GAAP financial measures facilitate internal comparisons of our historical operating performance on a more consistent basis, we use these measures for business planning purposes.

EBITDA

We calculate EBITDA as net loss before interest expense, interest income, income tax expense and depreciation and amortization expense.

Adjusted EBITDA

We calculate Adjusted EBITDA as EBITDA adjusted to exclude realignment costs, acquisition related costs, change in fair value of finance receivables, goodwill impairment charge, gain on debt extinguishment, acceleration of non-cash stock-based compensation, and other costs, which primarily relate to the impairment of long-lived assets. Changes in fair value of finance receivables can fluctuate significantly from period to period and relate primarily to historical loans and debt which have been securitized, and acquired on February 1, 2022 from UACC. Our ongoing business model is to originate or purchase finance receivables with the intent to sell which we recognize at the lower of cost or fair value. Therefore, these historical finance receivables acquired, which are accounted for under the fair value option, will experience fluctuations in value from period to period. We believe it is appropriate to remove this temporary volatility from our Adjusted EBITDA results to better reflect our ongoing business model. Additionally, these historical finance receivables acquired from UACC are expected to run-off within approximately 12 months.

Adjusted EBITDA excluding non-recurring costs to address operational and customer experience issues

We calculate Adjusted EBITDA excluding non-recurring costs to address operational and customer experience issues as Adjusted EBITDA adjusted to exclude the non-recurring costs incurred to address operational and customer experience issues, including rental cars for our customers and legal settlements with customers and state DMVs. While we expect to continue to incur these costs over the next few quarterly periods, we do not expect these costs to continue to be incurred once our operational issues have been resolved.

Adjusted EBITDA excluding securitization gain

We calculate Adjusted EBITDA excluding securitization gain as Adjusted EBITDA adjusted to exclude the securitization gain from the sale of UACC's finance receivables, and believe that it provides a useful perspective on the underlying operating results and trends and a means to compare our period-over-period results.

Adjusted EBITDA excluding securitization gain and non-recurring costs to address operational and customer experience issues

We calculate Adjusted EBITDA excluding securitization gain and non-recurring costs to address operational and customer experience issues as Adjusted EBITDA adjusted to exclude the securitization gain from the sale of UACC’s finance receivables and the non-recurring costs incurred to address operational and customer experience issues.

The following table presents a reconciliation of the foregoing non-GAAP financial measures to net loss, which is the most directly comparable U.S. GAAP measure:

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021

	(in thousands)		(in thousands)
Net income (loss)	$24,765	$(129,792)	$(451,910)	$(370,911)
Adjusted to exclude the following:
Interest expense	12,076	7,228	40,693	21,948
Interest income	(6,372)	(3,053)	(19,363)	(10,341)
Provision (benefit) for income taxes	2,405	375	(19,680)	754
Depreciation and amortization	10,702	3,718	38,707	13,215
EBITDA	$43,576	$(121,524)	$(411,553)	$(345,335)
Realignment costs	$2,253	$—	$15,025	$—
Acquisition related costs	—	1,678	5,653	5,090
Change in fair value of finance receivables	3,917	—	8,372	—
Goodwill impairment charge	—	—	201,703	—
Gain on debt extinguishment	(126,767)	—	(164,684)	—
Acceleration of non-cash stock-based compensation	2,439	—	2,439	—
Other	3,679	—	5,806	—
Adjusted EBITDA	$(70,903)	$(119,846)	$(337,239)	$(340,245)
Non-recurring costs to address operational and customer experience issues	374	—	25,433	—
Adjusted EBITDA excluding non-recurring costs to address operational and customer experience issues	$(70,529)	$(119,846)	$(311,806)	$(340,245)
Securitization gain	—	—	(45,589)	—
Adjusted EBITDA excluding securitization gain	$(70,903)	$(119,846)	$(382,828)	$(340,245)
Adjusted EBITDA excluding securitization gain and non-recurring costs to address operational and customer experience issues	$(70,529)	$(119,846)	$(357,395)	$(340,245)

FOURTH QUARTER 2022 AS COMPARED TO THIRD QUARTER 2022

	Three Months Ended December 31,	Three Months Ended September 30,
	2022	2022	Change	% Change
	(in thousands, except unit data)
Total revenues	$209,349	$340,797	$(131,448)	(38.6)%
Total gross profit	$29,459	$67,331	$(37,872)	(56.2)%
Ecommerce units sold	4,144	6,428	(2,284)	(35.5)%
Ecommerce revenue	$141,758	$225,441	$(83,683)	(37.1)%
Ecommerce gross profit	$5,110	$27,034	$(21,924)	(81.1)%
Vehicle gross (loss) profit per ecommerce unit	$(1,346)	$2,267	$(3,613)	(159.4)%
Product gross profit per ecommerce unit	2,579	1,939	640	33.0%
Total gross profit per ecommerce unit	$1,233	$4,206	$(2,973)	(70.7)%
Wholesale units sold	1,768	3,128	(1,360)	(43.5)%
Wholesale revenue	$23,039	$47,604	$(24,565)	(51.6)%
Wholesale gross loss	$(4,359)	$(1,574)	$(2,785)	176.9%
Wholesale gross loss per unit	$(2,465)	$(503)	$(1,962)	(390.1)%
Retail Financing revenue	$32,537	$40,654	$(8,117)	(20.0)%
Retail Financing gross profit	$28,744	$35,954	$(7,210)	(20.1)%
Total selling, general, and administrative expenses	$90,760	$134,643	$(43,883)	(32.6)%

	Three Months Ended December 31,	Three Months Ended September 30,
	2022	2022	Change	% Change

	(in thousands)
Net income (loss)	$24,765	$(51,127)	$75,892	148.4%
Adjusted to exclude the following:
Interest expense	12,076	9,704	2,372	24.4%
Interest income	(6,372)	(5,104)	(1,268)	24.8%
Provision for income taxes	2,405	899	1,506	167.5%
Depreciation and amortization	10,702	9,995	707	7.1%
EBITDA	$43,576	$(35,633)	$79,209	222.3%
Realignment costs	$2,253	$3,243	$(990)	(30.5)%
Change in fair value of finance receivables	3,917	(3,012)	6,929	230.0%
Gain on debt extinguishment	(126,767)	(37,917)	(88,850)	234.3%
Acceleration of non-cash stock-based compensation	2,439	—	2,439	100.0%
Other	3,679	—	3,679	100.0%
Adjusted EBITDA	$(70,903)	$(73,319)	$2,416	3.3%
Non-recurring costs to address operational and customer experience issues	374	15,785	(15,411)	(97.6)%
Adjusted EBITDA excluding non-recurring costs to address operational and customer experience issues	$(70,529)	$(57,534)	$(12,995)	(22.6)%
Securitization gain	—	(15,972)	15,972	100.0%
Adjusted EBITDA excluding securitization gain	$(70,903)	$(89,291)	$18,388	20.6%
Adjusted EBITDA excluding securitization gain and non-recurring costs to address operational and customer experience issues	$(70,529)	$(73,506)	$2,977	4.0%

Financial Outlook

For the full year 2023, we expect the following results:

•
Adjusted EBITDA(1) of $(250.0) to $(200.0) million
•
Year-end cash and cash equivalents of $150.0 to $200.0 million

(1) A reconciliation of non-GAAP guidance measures to corresponding GAAP measures for the full year 2023 Financial Outlook is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, the costs and expenses that may be incurred in the future. We have provided a reconciliation of GAAP to non-GAAP financial measures for the fourth quarter and full year 2022 in the reconciliation table in the Non-GAAP Financial Measures section above.

The foregoing estimates are forward-looking statements that reflect the Company’s expectations as of February 28, 2023 and are subject to substantial uncertainty. See “Forward-Looking Statements” below.

Conference Call & Webcast Information

Vroom management will discuss these results and other information regarding the Company during a conference call and audio webcast Wednesday, March 1, 2023 at 8:30 a.m. ET.

To access the conference call, please register at this embedded link. Registered participants will be sent a unique PIN to access the call. A listen-only webcast will also be available via the same link and at ir.vroom.com. An archived webcast of the conference call will be accessible on the website within 48 hours of its completion.

About Vroom (Nasdaq: VRM)

Vroom is an innovative, end-to-end ecommerce platform that offers a better way to buy and a better way to sell used vehicles. The Company’s scalable, data-driven technology brings all phases of the vehicle buying and selling process to consumers wherever they are and offers an extensive selection of vehicles, transparent pricing, competitive financing, and contact-free, at-home pick-up and delivery. For more information visit www.vroom.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding expected timelines with respect to, our execution of and the expected benefits from our long term roadmap and cost-saving initiatives; our ability to improve our transaction processes and customer experience; our plans to sell through aged vehicles, improve variable cost per unit and reduce fixed costs; our future growth, our business strategy and our plans, including our ongoing ability to integrate and develop United Auto Credit Corporation into a captive finance operation; our future results of operations and financial position, including our ability to improve our unit economics and our outlook for the full year 2023, including with respect to our liquidity and our plans to enhance liquidity. These statements are based on management’s current assumptions and are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. For factors that could cause actual results to differ materially from the forward-looking statements in this press release, please see the risks and uncertainties identified under the heading "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2022, which is available on our Investor Relations website at ir.vroom.com and on the SEC website at www.sec.gov. All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect future events or circumstances.

Investor Relations:

Vroom

Liam Harrington

investors@vroom.com

Media Contact:

Vroom

Chris Hayes

chris.hayes@vroom.com

VROOM, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

(unaudited)

	As of December 31,
	2022	2021
ASSETS
Current Assets:
Cash and cash equivalents	$398,915	$1,132,325
Restricted cash (including restricted cash of consolidated VIEs of $24.7 million and $0 million, respectively)	73,095	82,450
Accounts receivable, net of allowance of $21.5 million and $8.9 million, respectively	13,967	105,433
Finance receivables at fair value (including finance receivables of consolidated VIEs of $11.5 million and $0 million, respectively)	12,939	—
Finance receivables held for sale, net (including finance receivables of consolidated VIEs of $305.9 million and $0 million, respectively)	321,626	—
Inventory	320,648	726,384
Beneficial interests in securitizations	20,592	—
Prepaid expenses and other current assets	58,327	55,700
Total current assets	1,220,109	2,102,292
Finance receivables at fair value (including finance receivables of consolidated VIEs of $119.6 million and $0 million, respectively)	140,235	—
Property and equipment, net	50,201	37,042
Intangible assets, net	158,910	28,207
Goodwill	—	158,817
Operating lease right-of-use assets	23,568	15,359
Other assets	26,004	25,033
Total assets	$1,619,027	$2,366,750
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$34,702	$52,651
Accrued expenses	76,795	121,508
Vehicle floorplan	276,988	512,801
Warehouse credit facilities of consolidated VIEs	229,518	—
Current portion of securitization debt of consolidated VIEs at fair value	47,239	—
Deferred revenue	10,655	75,803
Operating lease liabilities, current	9,730	6,889
Other current liabilities	17,693	57,604
Total current liabilities	703,320	827,256
Long term debt, net of current portion (including securitization debt of consolidated VIEs of $32.6 million and $0 million at fair value, respectively)	402,154	610,618
Operating lease liabilities, excluding current portion	20,129	9,592
Other long-term liabilities	18,183	4,090
Total liabilities	1,143,786	1,451,556
Commitments and contingencies (Note 14)
Stockholders’ equity:
Common stock, $0.001 par value; 500,000,000 shares authorized as of December 31, 2022 and 2021; 138,201,903 and 137,092,891 shares issued and outstanding as of December 31, 2022 and 2021, respectively	135	135
Additional paid-in-capital	2,075,798	2,063,841
Accumulated deficit	(1,600,692)	(1,148,782)
Total stockholders’ equity	475,241	915,194
Total liabilities and stockholders’ equity	$1,619,027	$2,366,750

VROOM, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenue:
Retail vehicle, net	$142,579	$785,262	$1,425,842	$2,583,417
Wholesale vehicle	23,039	121,543	293,528	498,981
Product, net	10,793	24,402	62,747	88,824
Finance	32,537	—	152,542	—
Other	401	3,284	14,242	13,033
Total revenue	209,349	934,491	1,948,901	3,184,255
Cost of sales:
Retail vehicle	147,867	774,613	1,382,005	2,495,587
Wholesale vehicle	27,399	113,760	304,148	480,861
Finance	3,793	—	14,161	—
Other	831	1,413	3,800	5,708
Total cost of sales	179,890	889,786	1,704,114	2,982,156
Total gross profit	29,459	44,705	244,787	202,099
Selling, general and administrative expenses	90,760	166,341	566,387	547,823
Depreciation and amortization	10,562	3,614	38,290	12,891
Impairment charges	5,746	—	211,873	—
Loss from operations	(77,609)	(125,250)	(571,763)	(358,615)
Gain on debt extinguishment	(126,767)	—	(164,684)	—
Interest expense	12,076	7,228	40,693	21,948
Interest income	(6,372)	(3,053)	(19,363)	(10,341)
Other loss (income), net	16,284	(7)	43,181	(65)
Income (loss) before provision for income taxes	27,170	(129,418)	(471,590)	(370,157)
Provision (benefit) for income taxes	2,405	375	(19,680)	754
Net income (loss)	$24,765	$(129,793)	$(451,910)	$(370,911)
Net income (loss) per share attributable to common stockholders, basic	$0.18	$(0.95)	$(3.28)	$(2.72)
Weighted-average number of shares outstanding used to compute net loss per share attributable to common stockholders, basic	138,176,258	136,948,461	137,907,444	136,429,791
Net income (loss) per share attributable to common stockholders, diluted	$0.18	$(0.95)	$(3.28)	$(2.72)
Weighted-average number of shares outstanding used to compute net loss per share attributable to common stockholders, diluted	146,577,839	136,948,461	137,907,444	136,429,791

VROOM, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Year Ended December 31,
	2022	2021
Operating activities
Net loss	$(451,910)	$(370,911)
Adjustments to reconcile net loss to net cash used in operating activities:
Impairment charges	211,873	—
Gain on debt extinguishment	(164,684)	—
Depreciation and amortization	38,707	13,215
Amortization of debt issuance costs	4,809	2,872
Realized gains on securitization transactions	(45,589)	—
Deferred taxes	(23,855)	—
Losses on finance receivables and securitization debt, net	66,839	—
Stock-based compensation expense	11,957	13,409
Provision to record inventory at lower of cost or net realizable value	1,812	9,471
Provision for bad debt	13,406	9,416
Provision to record finance receivables held for sale at lower of cost or fair value	6,541	—
Amortization of unearned discounts on finance receivables at fair value	(14,593)	—
Other, net	(7,512)	203
Changes in operating assets and liabilities:
Finance receivables, held for sale
Originations of finance receivables held for sale	(625,575)	—
Principal payments received on finance receivables held for sale	64,521	—
Proceeds from sale of finance receivables held for sale, net	509,612	—
Other	(7,701)	—
Accounts receivable	78,060	(53,206)
Inventory	403,924	(312,208)
Prepaid expenses and other current assets	4,146	(32,452)
Other assets	(2,546)	(9,172)
Accounts payable	(24,281)	19,321
Accrued expenses	(53,553)	61,170
Deferred revenue	(65,148)	50,943
Other liabilities	(38,325)	29,241
Net cash used in operating activities	(109,065)	(568,688)
Investing activities
Finance receivables at fair value
Purchases of finance receivables at fair value	(56,484)	—
Principal payments received on finance receivables at fair value	132,391	—
Proceeds from sale of finance receivables at fair value, net	43,262	—
Principal payments received on beneficial interests	8,341	—
Purchase of property and equipment	(24,234)	(28,413)
Acquisition of business, net of cash acquired of $47.9 million	(267,488)	(75,875)
Net cash used in investing activities	(164,212)	(104,288)
Financing activities
Principal repayment under secured financing agreements	(192,839)	—
Proceeds from vehicle floorplan	1,403,042	2,713,350
Repayments of vehicle floorplan	(1,638,855)	(2,529,780)
Proceeds from warehouse credit facilities	520,800	—
Repayments of warehouse credit facilities	(467,216)	—
Repayments of convertible senior notes	(90,208)	—
Proceeds from issuance of convertible senior notes	—	625,000
Issuance costs paid for convertible senior notes	—	(16,129)
Proceeds from exercise of stock options	—	5,766
Other financing activities	(4,212)	(495)
Net cash (used in) provided by financing activities	(469,488)	797,712
Net (decrease) increase in cash, cash equivalents and restricted cash	(742,765)	124,736
Cash, cash equivalents and restricted cash at the beginning of period	1,214,775	1,090,039
Cash, cash equivalents and restricted cash at the end of period	$472,010	$1,214,775

VROOM, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)

(in thousands)

(unaudited)

Supplemental disclosure of cash flow information:
Cash paid for interest	$34,907	$15,964
Cash paid for income taxes	$2,409	$403
Supplemental disclosure of non-cash investing and financing activities:
Fair value of beneficial interests received in securitization transactions	$30,082	$—
Issuance of common stock for CarStory acquisition	$—	$38,811
Fair value of unvested stock options assumed for acquisition of business	$—	$1,017